Exhibit (n)(3)

FORM OF

SCHEDULE I, DATED ___________, 2007, TO MULTIPLE CLASS OF SHARES PLAN FOR FIDELITY INSTITUTIONAL MONEY MARKET FUNDS, DATED JULY 21, 2005

COLCHESTER STREET TRUST

FUND/CLASS	SALES CHARGE	DISTRIBUTION FEE (as a percentage of average net assets)	SHAREHOLDER SERVICE FEE (as a percentage of average net assets)
Colchester Street Trust:
Prime Money Market Portfolio
Class I	none	none	none
Select Class	none	0.00	0.05
Class II	none	0.00	0.15
Class III	none	0.00	0.25
Class IV	none	0.00	0.50
Institutional Class	none	0.00	none
Colchester Street Trust:
Government Portfolio
Class I	none	none	none
Select Class	none	0.00	0.05
Class II	none	0.00	0.15
Class III	none	0.00	0.25
Colchester Street Trust:
Money Market Portfolio
Class I	none	none	none
Select Class	none	0.00	0.05
Class II	none	0.00	0.15
Class III	none	0.00	0.25
Institutional Class	none	0.00	none
Colchester Street Trust:
Tax-Exempt Portfolio
Class I	none	none	none
Select Class	none	0.00	0.05
Class II	none	0.00	0.15
Class III	none	0.00	0.25
Colchester Street Trust:
Treasury Only Portfolio
Class I	none	none	none
Select Class	none	0.00	0.05
Class II	none	0.00	0.15
Class III	none	0.00	0.25
Class IV	none	0.00	0.50
Colchester Street Trust:
Treasury Portfolio
Class I	none	none	none
Select Class	none	0.00	0.05
Class II	none	0.00	0.15
Class III	none	0.00	0.25
Class IV	none	0.00	0.50